UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 22, 2015

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina 28211

(Address of principal executive offices) (Zip Code)

(704) 557-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Stock Purchase Agreement for BYB Brands, Inc. Coca-Cola Bottling Co. Consolidated (the “Company”), BYB Brands, Inc. (“BYB”), a wholly owned subsidiary of the Company, and The Coca-Cola Company (“TCCC”) have entered into a stock purchase agreement (the “Stock Purchase Agreement”) dated July 22, 2015, pursuant to which the Company has agreed to sell to TCCC all of the issued and outstanding shares of capital stock of BYB for a purchase price of approximately $25 million, to be paid by TCCC at closing. This sale transaction is expected to close in August 2015. A summary description of the Stock Purchase Agreement, which is filed as Exhibit 2.1 hereto, is included below.

The Stock Purchase Agreement includes customary representations and warranties, covenants and agreements, including covenants of the Company and BYB regarding the conduct of BYB’s business prior to the closing of the transactions, and indemnification provisions whereby the Company and TCCC agree to indemnify each other for breaches of representations and warranties, covenants and other matters, subject to certain limitations. The Stock Purchase Agreement contains customary termination rights for both the Company and TCCC, including (i) the right of each party to terminate if the transactions contemplated by the Stock Purchase Agreement have not closed by December 31, 2015 and (ii) the right of TCCC to terminate if any subsequent matters disclosed by the Company would cause the applicable closing condition related to the bring-down of the representations and warranties by the Company in the Stock Purchase Agreement to no longer be met.

Consummation of the transactions contemplated by the Stock Purchase Agreement is subject to a number of conditions precedent and future events occurring, including, among others: (i) the absence of any law or governmental order precluding the consummation of the transactions contemplated by the Stock Purchase Agreement and the absence of any governmental proceeding seeking such an order, (ii) the receipt of any required governmental consents, (iii) the expiration or termination of any waiting period applicable to the consummation of the transactions contemplated by the Stock Purchase Agreement under the Hart-Scott-Rodino Act, if applicable to the transactions, (iv) no material adverse effect having occurred with respect to BYB, (v) the continued accuracy of the representations and warranties given by the Company, BYB and TCCC (subject to certain qualifications), and (vi) the execution of certain agreements or other documents with respect to BYB’s business, including an agreement regarding transition services to be provided by the Company to TCCC (if necessary). There can be no assurances that these future events will occur or that these conditions will be satisfied, or if not satisfied, waived at closing.

The parties have agreed that, upon consummation of the transaction contemplated by the Stock Purchase Agreement, they will terminate the letter agreement between the Company and TCCC dated March 10, 2008, which is filed as Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2014.

The foregoing description of the Stock Purchase Agreement is only a summary and is qualified in its entirety by reference to the full text of the agreement and all exhibits thereto, which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Relationship between the Parties. The business of the Company consists primarily of the production, marketing and distribution of nonalcoholic beverage products of TCCC in the territories the Company currently serves. Accordingly, the Company engages routinely in various transactions with TCCC and its affiliates.

TCCC also owns approximately thirty-five percent (35%) of the outstanding common stock of the Company, which represents approximately five percent (5%) of the total voting power of the Company’s common stock and class B common stock voting together. TCCC also has a designee serving on the Company’s Board of Directors. For more information about the relationship between the Company and TCCC, see the description thereof included under “Related Person Transactions” in the Company’s Notice of Annual Meeting and Proxy Statement for the Company’s 2015 Annual Meeting of Stockholders filed with the Securities and Exchange Commission (the “Commission”) on March 30, 2015.

The Stock Purchase Agreement was entered into following review and approval of such agreement and the terms and conditions of the transactions contemplated by such agreement initially by the Audit Committee of the Company’s Board of Directors and subsequently by the Company’s Board of Directors (with TCCC’s designee not participating or voting).

Important Warning Regarding the Information in the Stock Purchase Agreement and Exhibits Thereto. The Stock Purchase Agreement (including any exhibits thereto) has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information with respect to the Company, BYB or TCCC. There are representations and warranties contained in the Stock Purchase Agreement which were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of such agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their terms (including qualification by disclosures that are not necessarily reflected in the Stock Purchase Agreement). Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to stockholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Based upon the foregoing reasons, you should not rely on the representations and warranties as statements of factual information. In addition, information concerning the subject matter of the representations and warranties may change after the date of such agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. Investors should read the Stock Purchase Agreement and the exhibits thereto, together with the other information concerning the Company, BYB and TCCC that each company or its affiliates publicly files in reports and statements with the Commission.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description	Incorporated By Reference To

2.1+	Stock Purchase Agreement, dated July 22, 2015, by and among Coca-Cola Bottling Co. Consolidated, BYB Brands, Inc. and The Coca-Cola Company.	Exhibit 99.2 to Schedule 13D/A filed July 23, 2015 with the Securities and Exchange Commission by The Coca-Cola Company and other reporting persons with respect to their ownership of the Company’s Common Stock.

+	Certain schedules and similar supporting attachments to the Stock Purchase Agreement have been omitted, and the Company agrees to furnish supplemental copies of any such schedules and similar supporting attachments to the Commission upon request.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED
(REGISTRANT)

Date: July 23, 2015	By:	/s/ Umesh M. Kasbekar
Umesh M. Kasbekar
Secretary and Senior Vice President, Planning and Administration

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC

EXHIBITS

CURRENT REPORT

ON

FORM 8-K

Date of Event Reported:	Commission File No:
July 22, 2015	0-9286

COCA-COLA BOTTLING CO. CONSOLIDATED

EXHIBIT INDEX

Exhibit No.	Description	Incorporated By Reference To

2.1+	Stock Purchase Agreement, dated July 22, 2015, by and among Coca-Cola Bottling Co. Consolidated, BYB Brands, Inc. and The Coca-Cola Company.	Exhibit 99.2 to Schedule 13D/A filed July 23, 2015 with the Securities and Exchange Commission by The Coca-Cola Company and other reporting persons with respect to their ownership of the Company’s Common Stock.

+	Certain schedules and similar supporting attachments to the Stock Purchase Agreement have been omitted, and the Company agrees to furnish supplemental copies of any such schedules and similar supporting attachments to the Commission upon request.